INVESTMENT ADVISORY AGREEMENT

		Agreement made this 14th day of February, 2002 between The Forester Funds, Inc., a Maryland corporation, The Forester Value Fund, a series of The Forester Funds, Inc. (the "Fund"), and Forester Capital Management, Ltd., an Illinois corporation (the "Adviser").

W I T N E S S E T H:

		WHEREAS, the Fund is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940 (the "Act"); and

		WHEREAS, the Fund desires to continue to retain the Adviser, which is an investment adviser registered under the Investment Advisers Act of 1940, as its investment adviser.

		NOW, THEREFORE, the Fund and the Adviser do mutually promise and agree as follows:

		1.  	Employment.  	The Fund hereby employs the Adviser to
manage the investment and reinvestment of the assets of the Fund for the
period and on the terms set forth in this Agreement.   The Adviser hereby
accepts such employment for the compensation herein provided and agrees during such period to render the services and to assume the obligations herein set forth.

		2.  	Authority of the Adviser.  	The Adviser shall supervise
and manage the investment portfolio of the Fund, and, subject to such policies as the board of directors of the Fund may determine, direct the purchase and
sale of investment securities in the day to day management of the Fund.   The
Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be
deemed an agent of the Fund.   However, one or more shareholders, officers,
directors or employees of the Adviser may serve as directors and/or officers of the Fund, but without compensation or reimbursement of expenses for such
services from the Fund.   Nothing herein contained shall be deemed to require
the Fund to take any action contrary to its Articles of Incorporation, as amended or supplemented, or any applicable statute or regulation, or to relieve or deprive the board of directors of the Fund of its responsibility for and control of the affairs of the Fund.

		3.   	Expenses.   	The Adviser, at its own expense and
without reimbursement from the Fund, shall furnish office space, and all necessary office facilities, equipment and executive personnel for managing
the investments of the Fund.   The Adviser shall not be required to pay any
expenses of the Fund except as provided herein if the total expenses borne by the Fund, including the Adviser's fee and the fees paid to the Fund's Administrator but excluding all federal, state and local taxes, interest, brokerage commissions and extraordinary items, in any year exceed that percentage of the average net assets of the Fund for such year, as determined by valuations made as of the close of each business day, which is the most restrictive percentage provided by the state laws of the various states in which the Fund's shares are qualified for sale or, if the states in which the
Fund's shares are qualified for sale impose no such restrictions, 2%.   The
expenses of the Fund's operations borne by the Fund include by way of illustration and not limitation, directors fees paid to those directors who are not officers of the Fund, the costs of preparing and printing registration statements required under the Securities Act of 1933 and the Act (and amendments thereto), the expense of registering its shares with the Securities and Exchange Commission and in the various states, the printing and distribution cost of prospectuses mailed to existing shareholders, the cost of stock certificates (if any), director and officer liability insurance, reports to shareholders, reports to government authorities and proxy statements, interest charges, taxes, legal expenses, salaries of administrative and clerical personnel, association membership dues, auditing and accounting services, insurance premiums, brokerage and other expenses connected with the execution of portfolio securities transactions, fees and expenses of the custodian of the Fund's assets, expenses of calculating the net asset value and repurchasing and redeeming shares, printing and mailing expenses, charges and expenses of dividend disbursing agents, registrars and stock transfer agents and the cost of keeping all necessary shareholder records and accounts.

		The Fund shall monitor its expense ratio on a monthly basis.   If
the accrued amount of the expenses of the Fund exceeds the expense limitation established herein, the Fund shall create an account receivable from the
Adviser in the amount of such excess.   In such a situation the monthly
payment of the Adviser's fee will be reduced by the amount of such excess, subject to adjustment month by month during the balance of the Fund's fiscal year if accrued expenses thereafter fall below the expense limitation.

		4.   	Compensation of the Adviser.   	For the services to be
rendered by the Adviser hereunder, the Fund shall pay to the Adviser an advisory fee, paid monthly, based on the average net assets of the Fund, as determined by valuations made as of the close of each business day of the
month.   The advisory fee shall be 1/12 of 1.00% (1.% per annum).   For any
month in which this Agreement is not in effect for the entire month, such fee shall be reduced proportionately on the basis of the number of calendar days during which it is in effect and the fee computed upon the average net asset value of the business days during which it is so in effect.

		5.   	Ownership of Shares of the Fund.   	The Adviser shall not
take an ownership position in the Fund, and shall not permit any of its shareholders, officers, directors or employees to take a long or short position in the shares of the Fund, except for the purchase of shares of the
Fund for investment purposes at the same price as that available to the public at the time of purchase or in connection with the initial capitalization of the Fund.

		6.   	Exclusivity.  	The services of the Adviser to the Fund
hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others as long as the services hereunder are not impaired thereby. Although the Adviser has agreed to permit the Fund to use the name "Forester", if it so desires, it is understood and agreed that the Adviser reserves the right to use and to permit other persons, firms or corporations, including investment companies, to use such name, and that the Fund will not use such name if the Adviser ceases to be the Fund's sole investment adviser. During the period that this Agreement is in effect, the Adviser shall be the Fund's sole investment adviser.

		7.  	Brokerage Commissions.  	The Adviser may cause the Fund
to pay a broker-dealer which provides brokerage and research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934
(the "Exchange Act"), to the Adviser a commission for effecting a securities transaction in excess of the amount another broker-dealer would have charged for effecting such transaction, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the executing broker-dealer viewed in terms of either that particular transaction or his overall responsibilities with respect to the accounts as to which he exercises investment discretion (as defined in Section 3(a)(35) of the Exchange Act).

		8.  	Amendments.  	This Agreement may be amended by the
mutual consent of the parties; provided, however, that in no event may it be amended without the approval of the board of directors of the Fund in the manner required by the Act, and by the vote of the majority of the outstanding voting securities of the Fund, as defined in the Act.

		9.  	Termination.  	This Agreement may be terminated at any
time, without the payment of any penalty, by the board of directors of the Fund or by a vote of the majority of the outstanding voting securities of the Fund, as defined in the Act, upon giving sixty (60) days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time upon the giving of sixty (60) days' written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the Act). Subject to prior termination as hereinbefore provided, this Agreement shall continue in effect for an initial period beginning as of the date hereof and ending February 13, 2003 and indefinitely thereafter, but only so long as the continuance after such initial period is specifically approved annually by (i) the board of directors of the Fund or by the vote of the majority of the outstanding voting securities of the Fund, as defined in the Act, and (ii) the board of directors of the Fund in the manner required by the Act, provided that any such approval may be made effective not more than sixty (60) days thereafter.


		IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day first above written.

							FORESTER CAPITAL MANAGEMENT, LTD
							(the "Adviser")

	/s/ Thomas H. Forester				/s/ Thomas H. Forester
Attest: ________________________ 		By: ___________________________
	Secretary 						President


							THE FORESTER FUNDS, INC.
							THE FORESTER VALUE FUND
							(the "Fund")

	/s/ Kaye E. Forester				/s/ Thomas H. Forester
Attest: _________________________ 		By: __________________________
	Secretary 						President